UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2016 (April 22, 2016)

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

890 Yongkang Road, Wujang,

Suzhou, Jiangsu Province

People’s Republic of China

 (Address of Principal Executive Offices)

 +86 512 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 22, 2016, China Commercial Credit, Inc. (the “Company”) entered into a Stipulation and Agreement of Settlement (the “Stipulation”) to settle the securities class action litigation captioned In re China Commercial Credit Inc. Securities Litigation, Docket No. 1:15-cv-00557-ALC (S.D.N.Y.) (the “Securities Class Action”), which is pending against it in the United States District Court for the Southern District of New York (the “Court”). The Stipulation resolves the claims asserted against the Company and certain of its current and former officers and directors in the Securities Class Action without any admission or concession of wrongdoing or liability by the Company or the other defendants. The Stipulation also provides, among other things, a settlement payment by the Company of $225,000 in cash and the issuance of 750,000 shares of its common stock (the “Settlement Shares”) to the class members. The terms of the Stipulation are subject to approval by the Court following notice to all class members. The issuance of the Settlement Shares is expected to be exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: April 28, 2016	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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